                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                              EMCARE HOLDINGS INC.

    As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates evidencing Shares of common stock, par value $.01 per share (the "Shares") are not immediately available, (ii) the certificates evidencing Shares and all other required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be transmitted by facsimile transmission or delivered by hand or mail to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                        CHASEMELLON SHAREHOLDER SERVICES

              BY MAIL:                       BY FACSIMILE TRANSMISSION:                       BY HAND:
            ChaseMellon                     (for Eligible Institutions)                     ChaseMellon
        Shareholder Services                       (201) 329-8936                       Shareholder Services
         85 Challenger Road                                                           120 Broadway, 13th Floor
 Ridgefield Park, New Jersey 07660        CONFIRM FACSIMILE BY TELEPHONE:             New York, New York 10271
           (201) 296-4860                          (201) 296-4860
                                              (For Confirmation Only)                  BY OVERNIGHT COURIER:
                                                                                            ChaseMellon
                                                                                        Shareholder Services
                                                                                         85 Challenger Road
                                                                                 Ridgefield Park, New Jersey 07660

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, the signature guarantee must appear on the applicable space provided in the signature box in the Letter of Transmittal.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to EHI Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Laidlaw Inc., a Canadian corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 29, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any supplements and amendments, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below of EmCare Holdings Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Signature(s) .....................................  Address(es) ......................................

 .................................................  ..................................................
                                                                                              ZIP CODE

Name(s) of Record Holders ........................  Area Code and Tel. No.(s) ........................

 .................................................
               Please Type or Print

 .................................................  Check one box if Shares will be tendered by book-entry transfer

 .................................................      / /  The Depository Trust Company

Number of Shares .................................
Certificate No.(s) (If Available)

 .................................................      / /  Philadelphia Depository Trust Company

 .................................................

Dated  ...................................  , 1997  Account Number ...................................

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of those Shares complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at the book entry facility identified above (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

 .................................................  ..................................................
                   NAME OF FIRM                                    AUTHORIZED SIGNATURE

 .................................................  Name .............................................
                     ADDRESS                                       PLEASE TYPE OR PRINT

 .................................................  Title ............................................
                                          ZIP CODE

Area Code and Tel. No. ...........................  Date  ....................................  , 1997

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.